SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2008

____________________________________________

STANDARD MANAGEMENT CORPORATION

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 (Exact Name of Registrant as Specified in its Charter)

Indiana                                                   0-20882                                                     35-1773567

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 (State or other jurisdiction                (Commission File Number)                           (IRS Employer

  of incorporation)                                                                                                Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana

46280

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(Address of principal executive offices)

                                                                           (Zip Code)

Registrant's telephone number, including area code                     (317) 574-6200

Not Applicable

_________________________________________________________________________________

                            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 — Entry into a Material Definitive Agreement.

On February 6, 2008, the Registrant entered into an Agreement to Terminate Stock and Real Purchase Agreement, terminating the Stock and Real Estate Purchase Agreement described below.

On November 16, 2007, the Registrant entered into a Stock and Real Estate Purchase Agreement with Mr. Sam Schmidt. Mr. Schmidt is one of the Registrant’s directors and is its largest shareholder. Pursuant to the Stock and Real Estate Purchase Agreement, the Registrant agreed to sell to Mr. Schmidt or his designee all of the outstanding capital stock of the Registrant’s Precision Healthcare, Inc., subsidiary, and certain unimproved real estate located in Monroe County, Indiana. Precision owned substantially all of the Registrant’s operating assets.

In consideration for the transfer of Precision and the real estate, Mr. Schmidt agreed to cancel the indebtedness owed to him by the Registrant on a promissory note due May 1, 2008. The outstanding principal amount of the note was $2,500,000, and at February 6, 2008, the accrued but unpaid interest on the note was approximately $200,000. The note bore interest at a rate of 10% per annum. The Registrant’s obligation to Mr. Schmidt on the note was secured by a mortgage on the Monroe County real estate, and a pledge of all of the outstanding capital stock of Precision.

At February 6, 2008, the Registrant was in default on its obligation under the note. In order to insure an orderly resolution of the Registrant’s obligation to Mr. Schmidt, on that date the Registrant voluntarily agreed to deliver to Mr. Schmidt a deed in lieu of foreclosure of the mortgage on the Monroe County real estate, and agreed to a strict foreclosure under the Indiana Uniform Commercial Code on the pledge of the Precision stock. The Registrant and Mr. Schmidt entered into three agreements memorializing the February 6 transactions, each of which is filed as an exhibit to this Report. The deed was delivered and the stock of Precision transferred to Mr. Schmidt on February 6.

The February 6 agreements provide that all but approximately $30,000 of the Registrant’s obligation to Mr. Schmidt is deemed to be satisfied by the delivery of the deed in lieu of foreclosure with respect to the real estate, and the strict foreclosure on the pledged stock. Mr. Schmidt has agreed not to sue the Registrant for collection of the remaining balance on the note. The February 6 agreements also contain certain customary representations and warranties.

Item 1.02

Termination of a Material Definitive Agreement.

See Item 1.01 above.

Item 2.01

Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See Item 1.01 above.

Item 9.01

Financial Statements and Exhibits.

(b)

The pro forma financial statements required to be filed with this Current Report on Form 8-K will be filed by amendment to this Report not later than 71 calendar days after the date of filing of this Report.

(d)

The following exhibits are furnished as a part of this Report:

99.1

Agreement to Terminate Stock and Real Estate Purchase Agreement, dated February 6, 2008 among Sam Schmidt, Standard Management Corporation, U.S. Health Services Corporation and Standard Development, LLC.

99.2

Agreement (re Deed in lieu of foreclosure), dated February 6, 2008, among Sam Schmidt, Standard Management Corporation and Standard Development, LLC.

99.3

Agreement for Secured Party to Accept Collateral in Partial Satisfaction of Obligations, dated February 6, 2008, among Sam Schmidt, Standard Management Corporation, U.S. Health Services Corporation and Standard Development, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By: /s/Ronald D. Hunter
Name: Ronald D. Hunter
Title: Chairman, President and Chief Executive Officer

Dated:

February 8, 2008